EXHIBIT 3.2
CERTIFICATE OF DESIGNATIONS OF
SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK,
OF
BRIGHT HEALTH GROUP, INC.
Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), BRIGHT HEALTH GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:
That the Ninth Amended and Restated Certificate of Incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”), authorizes the issuance of 3,100,000,000 shares of capital stock, consisting of 3,000,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”);
That, pursuant to the provisions of the Certificate of Incorporation, the board of directors of the Company (the “Board”) is authorized to fix by resolution or resolutions the designations and the powers, including voting powers, if any, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, and to fix the number of shares constituting any such series.
That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board adopted the following resolution designating a new series of Preferred Stock as “Series B Convertible Perpetual Preferred Stock”:
RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock included in such series, shall be as follows:
SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series B Convertible Perpetual Preferred Stock” (the “Series B Preferred Stock”). The number of authorized shares constituting the Series B Preferred Stock shall be 175,000. That number from time to time may be increased (subject to Section 13(b)(iii)) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding and subject to Section 13(b)(iii)) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series B Preferred Stock.

SECTION 2. Ranking. The Series B Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:
(a)on a parity basis with the Series A Preferred Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);
(b)junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and
(c)senior to the Common Stock and each other class or series of Capital Stock of the Company (other than the Series A Preferred Stock) now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”);
provided that any Affected Shares will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (i) junior to each other series of Preferred Stock now existing or hereafter authorized and (ii) on a parity basis with Common Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

SECTION 3. Definitions. As used herein with respect to Series B Preferred Stock:
“Accrued Dividends” means, as of any date, with respect to any share of Series B Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but excluding any Compounded Dividends.
“Affected Shares” means shares of Series B Preferred Stock deemed to be “Affected Shares” pursuant to Section 7(a) or Section 10(a), as applicable.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates, (ii) portfolio companies (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party and (iii) if any direct or indirect limited partner of a Person that is an investment fund (a “Fund”) owns a majority of the economic interest of such Fund, such direct or indirect limited partner shall not be deemed to be an “Affiliate” of such Fund without other mechanisms of exerting “control” over such Fund in addition to such limited partner’s ownership of economic interests in such Fund. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
Any Person shall be deemed, for purposes of this Certificate of Designations, to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series B Preferred Stock, if any, owned by such Person to Common Stock).
“Base Redemption Price” has the meaning set forth in Section 10(a)(i).
“Board” has the meaning set forth in the recitals above.
“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.
“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.
“Cash Dividend” has the meaning set forth in Section 4(c).
“Certificate of Designations” means this Certificate of Designations relating to the Series B Preferred Stock, as it may be amended from time to time.
“Certificate of Incorporation” has the meaning set forth in the recitals above.
“Change of Control” means the occurrence of one of the following, whether in a single transaction or a series of transactions:
(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, who files a Schedule TO or any schedule, form or report under the Exchange Act disclosing or with respect to whom it otherwise becomes known (through public disclosure or otherwise) to the Company that such person or group has become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the outstanding Voting Stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the outstanding Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the outstanding Voting Stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the outstanding Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;

(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is or is entitled to be exchanged for or converted into cash, securities or other property, other than (1) a merger or consolidation transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) a sale, transfer or lease of all or substantially all of the assets of the Company to a Subsidiary or a Person that becomes a Subsidiary of the Company; or
(c) shares of Common Stock or shares of any other Capital Stock of the Company into which the Series B Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above).
“Change of Control Effective Date” has the meaning set forth in Section 9(c).
“Change of Control Purchase Date” means, with respect to each share of Series B Preferred Stock, (i) in the case of a conversion pursuant to Section 9(a)(i), the date on which the Company issues the shares of Common Stock upon conversion of such share and (ii) in the case of a Change of Control Put, the date on which the Company makes the payment in full of the Change of Control Put Price for such share to the Holder thereof or to the Transfer Agent, irrevocably, for the benefit of such Holder.
“Change of Control Put” has the meaning set forth in Section 9(a).
“Change of Control Put Price” has the meaning set forth in Section 9(a).
“close of business” means 5:00 p.m. (New York City time).
“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.
“Common Stock” has the meaning set forth in the recitals above.
“Company” has the meaning set forth in the recitals above.
“Compounded Dividend Record Date” has the meaning set forth in Section 4(d).
“Compounded Dividend Ratio” has the meaning set forth in Section 4(c).
“Compounded Dividends” has the meaning set forth in Section 4(c).
“Company Redemption Right” has the meaning set forth in Section 10(a)(i).
“Constituent Person” has the meaning set forth in Section 12(a).
“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series B Preferred Stock, and its successors and assigns.
“Conversion Date” has the meaning set forth in Section 8(a).
“Conversion Notice” has the meaning set forth in Section 8(a)(i).
“Conversion Price” means, for each share of Series B Preferred Stock, a dollar amount equal to $1,000 divided by the then-applicable Conversion Rate.
“Conversion Rate” means, for each share of Series B Preferred Stock, 705.7472 shares of Common Stock, subject to adjustment as set forth herein.
“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the closing price per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on, and including, the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.
“DGCL” has the meaning set forth in the recitals above.

“Distributed Property” has the meaning set forth in Section 11(a)(iv).
“Distribution Transaction” means any distribution of equity securities of a Subsidiary or a business unit of the Company to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.
“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.
“Dividend Payment Period” means in respect of any share of Series B Preferred Stock the period from and including the Issuance Date of such share to but excluding the first Dividend Payment Date following the applicable Issuance Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.
“Dividend Rate” means 5.0% per annum; provided that if at any time the per annum dividend rate on the Common Stock (which per annum dividend rate on the Common Stock shall be determined as of the date of any dividend paid on the Common Stock and calculated by dividing the aggregate amount of dividends paid on one share of Common Stock in the last 12 months ended as of such determination date divided by the Current Market Price on such determination date and shall remain in effect until the earlier of (i) the next determination date in respect of a dividend paid on the Common Stock and (ii) the date that is three months from the immediately preceding determination date (at which point it shall be recalculated as of such date)) or on any other series of Preferred Stock shall be greater than the Dividend Rate then in effect, then, for so long as such Common Stock or such series of Preferred Stock is outstanding and such greater dividend rate remains in effect, the Dividend Rate shall be adjusted upwards and equal the per annum dividend rate applicable to whichever such Common Stock or series of Preferred Stock has the then-highest per annum dividend rate, as applicable.
“Dividend Record Date” has the meaning set forth in Section 4(d).
“Dividends” has the meaning set forth in Section 4(a).
“Excess Series B Shares” has the meaning set forth in Section 8(f).
“Excess Shares Number” has the meaning set forth in Section 8(f).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Property” has the meaning set forth in Section 12(a).
“Existing Credit Agreement” means the Credit Agreement, dated as of March 1, 2021, among the Company, JPMorgan Chase Bank, N.A., as Administrative agent and Collateral agent, and the other lenders and parties thereto, as amended, waived or otherwise modified as of the Original Issuance Date.

“Expiration Date” has the meaning set forth in Section 11(a)(iii).
“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $100,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion; provided that for any publicly traded security listed on a national securities exchange, the Current Market Price (substituting for this purpose only a reference to such security for all references to Common Stock in the definition of Current Market Price) for the applicable date shall constitute the Fair Market Value.
“Holder” means a Person in whose name the shares of the Series B Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series B Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series B Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Implied Quarterly Dividend Amount” means, with respect to any share of Series B Preferred Stock, as of any date, the product of (i) the Liquidation Preference of such share (for the avoidance of doubt, reflecting increases in the amount of any Compounded Dividends on such share) on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Issuance Date of such share) multiplied by (ii) one fourth of the Dividend Rate applicable on such date.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that does not have a material relationship with the Company.
“Initial Change of Control Notice” has the meaning set forth in Section 9(b).
“Investment Agreement” means that certain Investment Agreement between the Company and the Investors dated as of October 10, 2022, as it may be amended, supplemented or otherwise modified from time to time.
“Investor Parties” means each Investor and each Permitted Transferee of each Investor to whom shares of Series B Preferred Stock or Common Stock are transferred pursuant to Section 4.02 of the Investment Agreement.
“Investors” means “Purchasers” as set forth in the Investment Agreement.

“Issuance Date” means, with respect to any share of Series B Preferred Stock, the date of issuance of such share.
“Junior Stock” has the meaning set forth in Section 2(c).
“Liquidation Preference” means, with respect to any share of Series B Preferred Stock, as of any date, $1,000 per share, as shall be increased for any Compounded Dividends, from time to time.
“Mandatory Conversion” has the meaning set forth in Section 7(a).
“Mandatory Conversion Date” has the meaning set forth in Section 7(a).
“Mandatory Conversion Notice Date” has the meaning set forth in Section 7(b).
“Mandatory Conversion Price” means 287% of the then-applicable Conversion Price, as adjusted pursuant to the provisions of Section 11(a). The Mandatory Conversion Price shall initially be $4.07.
“Market Disruption Event” means any of the following events:
(a)any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or
(b)any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“Notice of Company Redemption” has the meaning set forth in Section 10(a)(ii).
“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).
“NYSE” means The New York Stock Exchange.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President or Vice President of the Company.
“Optional Conversion” has the meaning set forth in Section 6(a).
“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.
“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.
“Parity Stock” has the meaning set forth in Section 2(a).
“Permitted Holder” means the Specified Purchaser, any Affiliate of the Specified Purchaser or any “group” (as such term is used in Section 13(d) or 14(d) of the Exchange Act) in which the Specified Purchaser or an Affiliate of the Specified Purchaser is a member.
“Permitted Transferee” has the meaning set forth in the Investment Agreement.
“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.
“Preferred Stock” has the meaning set forth in the recitals above.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).
“Redemption Date” means, with respect to each share of Series B Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for each such share either to the Holder of such share or to the Transfer Agent, irrevocably, for the benefit of such Holder.
“Redemption Price” has the meaning set forth in Section 10(a)(i).
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock, and its successors and assigns.
“Registration Rights Agreement” means the Third Amended and Restated Registration Rights Agreement dated as of the Original Issuance Date among the Company, the Holders (as defined therein) party thereto and the other parties thereto.
“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Reorganization Event” has the meaning set forth in Section 12(a).
“Required Number of Shares” has the meaning set forth in Section 9(g).
“Required Regulatory Approvals” has the meaning set forth for such term in the Investment Agreement.
“Senior Stock” has the meaning set forth in Section 2(b).
“Series A Investment Agreement” means that certain Investment Agreement between the Company and certain investors dated as of December 6, 2021, as it may be amended, supplemented or otherwise modified from time to time.
“Series A Preferred Stock” means the Series A Convertible Perpetual Preferred Stock of the Company.
“Series B Preferred Stock” has the meaning set forth in Section 1.
“Shelf Registration Statement” means, at any time of determination, a registration statement of the Company filed with the Securities and Exchange Commission on Form S-3 (or any successor form) or on Form S-1 (or any successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (or any similar rule that may be adopted by the Securities and Exchange Commission) that is then effective, is available to the Holder as a selling shareholder pursuant to any registration rights agreement then in effect and to which the Company and the Holder are party, and covers the Common Stock into which the Series B Preferred Stock is convertible.
“Specified Purchaser” means New Enterprise Associates and any successor thereto.
“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.
“Trading Period” has the meaning set forth in Section 7(a).
“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series B Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be Broadridge Corporate Issuer Solutions, Inc.

“Trigger Event” has the meaning set forth in Section 11(a)(viii).
“Voting Stock” means (i) with respect to the Company, the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.
“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “BHG<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).
SECTION 4. Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).
(b)    Accrual of Dividends. Dividends on each share of Series B Preferred Stock (other than Affected Shares) (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accruing with respect to any share of Series B Preferred Stock for any day, for all purposes under this Certificate of Designations, shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls; provided that if during any Dividend Payment Period any Compounded Dividends in respect of one or more prior Dividend Payment Periods are paid in cash (which payment may only be made with the consent of each Holder), then after the date of such payment the amount of Dividends accruing with respect to any share of Series B Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Compounded Dividends) by (y) the actual number of days in such Dividend Payment Period. The amount of Dividends accrued with respect to any share of Series B Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series B Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.
(c)     Payment of Dividend. With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, in the Board’s sole discretion, Dividends on each share of Series B Preferred Stock (other than Affected Shares) in cash (a “Cash Dividend”), if, as when and to the extent declared by the Board, or any duly authorized committee thereof; provided that Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward). With respect to any Dividend Payment Date for which the Company does not for any reason (including because payment of any such Cash Dividends are prohibited by law) pay in cash all Dividends that accumulated during the relevant Dividend Payment Period, any such accumulated and unpaid Dividends on a share of the Series B Preferred Stock (“Compounded Dividends”) will (whether or not earned or declared) become part of the Liquidation Preference of such share of the Series B Preferred Stock as of the applicable Dividend Payment Date. Any Compounded Dividends that remain unpaid as of any determination date shall increase the Liquidation Preference in accordance with the definition of “Liquidation Preference”. With respect to any Dividend Payment Date where the Company does not pay in cash all Dividends that accumulated during the relevant Dividend Payment Period, the proportion of any Compounded Dividend to Dividend in respect of any Holder (the “Compounded Dividend Ratio”) shall be the same as the Compounded Dividend Ratio with respect to each Dividend paid to each other Holder that is entitled to a Dividend on such Dividend Payment Date. Notwithstanding anything to the contrary in this Certificate of Designations, except with the consent of each Holder, no cash dividends may be paid in respect of Dividends that have become Compounded Dividends and the value associated with such Compounded Dividends shall be delivered to Holders through payment or conversion as contemplated by this Certificate of Designations. Notwithstanding anything herein to the contrary, no Dividend may be declared unless paid in cash (it being understood that no Dividends may be declared or paid in securities or otherwise “in kind”). No shares of Parity Stock or Junior Stock may receive dividends payable in kind (including through any increase in liquidation preference, increase in accrued dividends, issuance of additional shares or otherwise) during any time period unless the Series B Preferred Stock is either receiving dividends in the form of Compounded Dividends in at least the same relative proportion as such Parity Stock or Junior Stock for the applicable period, or unless the payment of such dividend to such Parity Stock or Junior Stock will result in an adjustment pursuant to Section 11.
(d)     Record Date. Each Dividend shall be paid pro rata to the Holders entitled thereto. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Compounded Dividends that were not declared and paid on any relevant Dividend Payment Date (which, for the avoidance of doubt, may not be subsequently declared and paid except with the consent of each Holder) will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, a “Compounded Dividend

Record Date”), in each case whether or not such day is a Business Day. No two Dividend Record Dates shall be within 85 consecutive days of each other.
(e)    Priority of Dividends. So long as any shares of Series B Preferred Stock remain outstanding (other than Affected Shares), unless full Dividends (other than Compounded Dividends) on all outstanding shares of Series B Preferred Stock that have accrued from and including the later of (x) the Issuance Date or (y) the first day of the current Dividend Payment Period in respect of such shares of Series B Preferred Stock have been declared and paid in cash, or have been or contemporaneously are declared and a sum sufficient for the payment of those Dividends (other than Compounded Dividends) has been or is set aside for the benefit of the Holders for the current Dividend Payment Period, the Company may not declare any cash dividend on, or make any cash distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:
(i)purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;
(ii)purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock);
(iv)purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;
(v)payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid (subject to the restrictions set forth in Section 4(c));
(vi)distributions of Junior Stock or rights to purchase Junior Stock; or
(vii)any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption, repurchase or exchange of any rights under any such plan.
Notwithstanding the foregoing, for so long as any shares of Series B Preferred Stock (other than Affected Shares) remain outstanding, if dividends are not declared and paid in full upon such shares of Series B Preferred Stock and any Parity Stock, all dividends declared upon such shares of Series B Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series B Preferred Stock (other than Affected Shares) and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

Subject to the provisions of this Section 4, dividends may be declared by the Board, or any duly authorized committee thereof, and paid by the Company, on any Junior Stock and Parity Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to the proviso contained in the definition of “Dividend Rate” and adjustments otherwise provided under Section 11(a) or Section 12(a), as applicable).
(f)    Conversion Following a Record Date. If the Conversion Date for any shares of Series B Preferred Stock is prior to the close of business on a Dividend Record Date or a Compounded Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Compounded Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends and Compounded Dividends in the Liquidation Preference as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable. Subject to the last sentence of Section 4(c), if the Conversion Date for any shares of Series B Preferred Stock is after the close of business on a Dividend Record Date or a Compounded Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Compounded Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend or Compounded Dividend with respect to the then current Dividend Payment Period shall not be included for the purpose of determining the amount of Accrued Dividends or Liquidation Preference under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.
(g)    Affected Shares. Notwithstanding any provision herein to the contrary, any Affected Shares shall no longer be entitled to accrue any Dividends from and after the date they are deemed to be Affected Shares and the provisions of Section 4(a)-(f) shall not be applicable to such Affected Shares.
SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Series B Preferred Stock (other than with respect to Affected Shares) shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series B Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) plus (B) the Accrued Dividends with respect to such share of Series B Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series B Preferred Stock into

Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders of Affected Shares shall be entitled, out of assets legally available therefor to receive in full a liquidating distribution in cash and in the amount per such Affected Share equal to what such Holder would have received if it had converted such Affected Shares into Common Stock in accordance with Section 6 or Section 7 without regard to any of the limitations on convertibility contained therein. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b)    Partial Payment. If in connection with any distribution described in Section 5(a), the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders of shares of Series B Preferred Stock (other than Affected Shares) and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to such Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.
(c)     Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
SECTION 6. Right of the Holders to Convert.
(a) At any time prior to the occurrence of a Change of Control effected pursuant to clause (b) of the definition of Change of Control, each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series B Preferred Stock at such time (including following the delivery of any Notice of Company Redemption) into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of (I) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) plus (II) the Accrued Dividends with respect to such share of Series B Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h) (an “Optional Conversion”); provided that no such conversion by any Holder shall be permitted until the expiration or early termination of the applicable waiting period, if any, under the HSR Act (if required in the reasonable determination of the applicable Holder)

with respect to any conversion of the Series B Preferred Stock by such Holder. The right of conversion may be exercised as to all or any portion of such Holder’s Series B Preferred Stock from time to time in accordance with this Section 6; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series B Preferred Stock (unless such conversion relates to all shares of Series B Preferred Stock held by such Holder).

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series B Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.
SECTION 7. Mandatory Conversion by the Company. (a) So long as a Shelf Registration Statement that is then required to be effective pursuant to the Registration Rights Agreement is then effective, at any time after the three (3) year anniversary of the Original Issuance Date, if the Closing Price per share of Common Stock on the NYSE (or other applicable principal national securities exchange if the Common Stock is not then listed on the NYSE) was greater than the Mandatory Conversion Price for (x) each of at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (such thirty (30) consecutive Trading Day period, the “Trading Period”) and (y) the Trading Day immediately before the applicable Mandatory Conversion Notice Date, the Company may, subject to the conversion procedures set forth in this Section 7, elect to convert (a “Mandatory Conversion”) all (but not less than all) of the outstanding shares of Series B Preferred Stock into shares of Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series B Preferred Stock then outstanding shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of (I) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) plus (II) the Accrued Dividends with respect to such share of Series B Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date and (ii) cash in lieu of fractional shares as set out in Section 11(h). Notwithstanding the foregoing, if (I) any Holder has informed the Company in writing prior to any applicable Mandatory Conversion Date that it has not obtained or will not obtain any required approval under the HSR Act to hold the number of shares of Common Stock into which such Holder’s shares of Series B Preferred Stock that are subject to Mandatory Conversion would be converted or (II) any Holder would be deemed to hold Excess Series B Shares, such shares of Series B Preferred Stock (including Excess Series B Shares) shall, from and after such Mandatory Conversion Date, be deemed Affected Shares for all purposes hereof and shall not be convertible under this Section 7; provided that within a reasonable period of time following such approval under the HSR Act being obtained by such Holder (if such approval is sought by such Holder) or obtaining Required Regulatory Approvals in the case such Holder holds Excess Series B Shares, as applicable, such Holder shall convert such Affected Shares into Common Stock (provided that the Conversion Rate for such conversion shall be the Conversion Rate as would have been in effect on the applicable Mandatory Conversion Date); and provided, further, that if such Affected Shares are not so converted by the Holder thereof within six months after the

Mandatory Conversion, such Affected Shares shall automatically be converted pursuant to the terms of this Section 7 at the then applicable Conversion Rate as of the applicable initial Mandatory Conversion Date upon which such shares became Affected Shares) and such Holder shall not have the right to further delay such conversion.

(b)    Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall, within ten (10) Business Days following the completion of the applicable thirty (30) day Trading Period referred to in Section 7(a) above, provide notice of the Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date. The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders (such date, the “Mandatory Conversion Notice Date”). The Notice of Mandatory Conversion shall state, as appropriate:
(i)the Mandatory Conversion Date selected by the Company; and
(ii)the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares of Series B Preferred Stock to be converted from such Holder, the number of shares of Common Stock to be issued to such Holder upon conversion of each such share of Series B Preferred Stock and, if applicable, the amount of Compounded Dividends and Accrued Dividends as of the Mandatory Conversion Date.
(c) The Company may not deliver a Notice of Mandatory Conversion during the period beginning on the date that it publicly announces its execution of a definitive agreement contemplating a Change of Control and ending on the date that is thirty (30) Trading Days after the Company’s public announcement of the termination of such definitive agreement, if any.
SECTION 8. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series B Preferred Stock pursuant to this Section 8(a):
(i)in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional (which condition may be a condition subsequent) on the completion of a Change of Control or other corporate transaction or other event or period of time;
(ii)deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series B Preferred Stock to be converted;
(iii)if required, furnish appropriate endorsements and transfer documents; and
(iv)if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 20.

The “Conversion Date” means (A) with respect to Optional Conversion, the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.
(b)    Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series B Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series B Preferred Stock, and such shares of Series B Preferred Stock shall cease to be outstanding.
(c)     Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series B Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and, if applicable, compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter; provided, however, that, if a written notice from the Holder in accordance with Section 8(a)(i) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depository Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depository Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series B Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.
(d)    Status of Converted or Reacquired Shares. Shares of Series B Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof, and may not be reissued as shares of Series B Preferred Stock. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.
(e)    Partial Conversion. In case any certificate for shares of Series B Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series B Preferred Stock not converted.
(f)    Conversion Limitation. Notwithstanding anything to the contrary set forth herein, the Company shall not effect the conversion of any shares of Series B Preferred Stock held by any Holder and such Holder shall not have the right to convert any shares of Series B Preferred Stock it holds, except in each case in compliance with the provisions of Section 4.05(c) of the Investment Agreement. Notwithstanding anything to the contrary set forth herein, in the event that (i) any of the Required Regulatory Approvals have not been obtained and (ii) the issuance of shares of Common Stock to such Holder upon conversion of any such shares of Series B Preferred Stock to be converted would result in such Holder and its Affiliates being deemed to exceed the limitation set forth in Section 4.05(c) of the Investment Agreement (the number of shares of Common Stock by which such issuance would cause such Holder and its Affiliates to be deemed to exceed such limitation, the “Excess Shares Number”), a number of shares of Series B Preferred Stock held by such Holder otherwise convertible into that number of shares of Common Stock equal to the Excess Shares Number for such Holder (the “Excess Series B Shares”) shall not be convertible into shares of Common Stock until such time as all Required Regulatory Approvals are obtained. Nothing in this paragraph shall affect the ability of the Company to cause a Mandatory Conversion under Section 7 (in which case the conversion of any Excess Series B Shares pursuant to such Mandatory Conversion shall occur within the time period set forth in the provisos of Section 7(a). The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with this Section 8(f) solely to the minimum extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the provisions of Section 4.05(c) of the Investment Agreement. To ensure compliance with this paragraph, each Holder and its Affiliates will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the provisions of this Section 8(f) or Section 4.05(c) of the Investment Agreement, and the Company shall have no obligation to verify or confirm the accuracy of such determination.
SECTION 9. Change of Control. (a) Holder Rights Upon Change of Control. Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series B Preferred Stock may (and, in the case of any Change of Control effected pursuant to clause (b) of the definition thereof, shall be required to (subject to the last sentence of this paragraph (a))), at such Holder’s election, (i) effective as of no later than immediately prior to the Change of Control, convert all of its shares of Series B Preferred Stock pursuant to Section 6(a) or (ii) require the Company to purchase (a “Change of Control Put”) all of such Holder’s shares of Series B Preferred Stock that have not been so converted at a purchase price per share of Series B Preferred Stock, payable in cash, equal to the greater of (I) (A) if the Change of Control Effective Date occurs at any time prior to the seventh (7th) anniversary of the Original Issuance

Date, the product of 105% multiplied by the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of such share of Series B Preferred Stock plus (y) the Accrued Dividends in respect of such share of Series B Preferred Stock as of the applicable Change of Control Purchase Date and (B) if the Change of Control Effective Date occurs on or after the seventh (7th) anniversary of the Original Issuance Date, the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of such share of Series B Preferred Stock plus (y) the Accrued Dividends in respect of such share of Series B Preferred Stock as of the Change of Control Purchase Date and (II) the consideration that would have been payable in connection with such Change of Control if such share of Series B Preferred Stock had converted pursuant to Section 9(a)(i); provided that if such consideration consists (in whole or in part) of property or assets other than cash, the Fair Market Value of such consideration as of the date immediately prior to the Change of Control shall be used to determine the amount of cash payable under this clause (II) (the greater of clause (I) and clause (II), the “Change of Control Put Price”); provided, further, that if a Holder has not exercised its right under clause (a)(i) of this Section 9 prior to the consummation of such Change of Control, such Holder shall be deemed to have exercised its right under clause (a)(ii) of this Section 9 without any further action required on part of the Holder or the Company; provided, still further, that the Company shall only be required to pay the Change of Control Put Price to the extent such purchase can be made out of funds legally available therefor in accordance with Section 9(g) and in conformity with the terms of the Existing Credit Agreement as set forth in Section 9(j) to the extent it remains in force at the applicable time. For clarity, any shares of Series B Preferred Stock that a Holder does not convert as set forth in clause (i) above or subject to the Change of Control Put as set forth in clause (ii) above shall remain outstanding until otherwise converted or redeemed pursuant to the terms hereof. Notwithstanding anything to the contrary in this Section 9, (i) in the event of a Change of Control that occurs pursuant to clause (b) of the definition thereof, the Holders will not be required to convert their Series B Preferred Stock or exercise their Change of Control Put right with respect to their Series B Preferred Stock as provided above if (x) the consideration payable upon conversion of the Series B Preferred Stock (after giving effect to such Change of Control) includes any Capital Stock; (y) such Capital Stock, when issued upon conversion of the Series B Preferred Stock, constitutes a “restricted security” (as defined in Rule 144(a)(3)); and (z) a resale registration statement covering the resale of such Capital Stock by the Holders is not effective under the Securities Act and available for use by the Holders to resell such Capital Stock; and (ii) a Change of Control with respect to which the conditions set forth in preceding clause (i) have been satisfied will be deemed, for purposes of Sections 6(a) and 12, not to be a Change of Control pursuant to clause (b) of the definition thereof.

(b)    Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice (the “Initial Change of Control Notice”) shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain (i) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed), (ii) a description of the material terms and conditions of the Change of Control, (iii) the then applicable Conversion Rate and (iv) the anticipated Change of Control Put Price. No later than ten (10) Business Days prior to the date on which the Company anticipates consummating the Change of Control as set forth in the Initial Change of Control Notice (or, in the case of Section 9(a)(ii), if the Change of Control has already occurred as provided in the Initial Change of Control Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 9(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to Section 9(a)(i), (ii) or both (as applicable), and (y) the number of shares of Series B Preferred Stock subject thereto.
(c)     Final Change of Control Put Notice. If a Holder elects to exercise its rights pursuant to Section 9(a)(ii), within two (2) days following the effective date of the Change of Control (the “Change of Control Effective Date”) (or if the Company discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company on such Change of Control Effective Date, which notice shall contain:
(i)a statement setting forth in reasonable detail the calculation of the Change of Control Put Price with respect to such Holder;
(ii)the Change of Control Purchase Date, which shall be no later than 60 days after such notice is sent provided that a reasonable amount of time shall be provided between delivery of such notice and the Change of Control Purchase Date to allow such Holder to comply with the instructions delivered pursuant to Section 9(c)(iii) below; and
(iii)the instructions a Holder must follow to receive the Change of Control Put Price in connection with such Change of Control.
(d)    Change of Control Put Procedure. To receive the Change of Control Put Price, a Holder must surrender to the Transfer Agent in accordance with the instructions delivered pursuant to Section 9(c)(iii), the certificates representing the shares of Series B Preferred Stock to be repurchased by the Company or lost stock affidavits therefor, to the extent applicable.
(e)    Delivery upon Change of Control Put. Upon a Change of Control Put, subject to Section 9(g) and Section 9(j), the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer of immediately available funds, the Change of Control Put Price for such Holder’s shares of Series B Preferred Stock.
(f)    Treatment of Shares. Until a share of Series B Preferred Stock is purchased by the payment or deposit in full of the applicable Change of Control Put Price as provided in Section 9(i), such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein; provided that no such shares of Series B Preferred Stock with respect to which the Holder has duly exercised the Change of Control Put right may be converted into shares of Common Stock following the Change of Control Effective Date.

(g)    Sufficient Funds. If the Company shall not have sufficient funds legally available under Delaware law to purchase all shares of Series B Preferred Stock that Holders have requested to be purchased under Section 9(a) (the “Required Number of Shares”), the Company shall (i) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 9(a), a number of shares of Series B Preferred Stock with an aggregate Change of Control Put Price equal to the amount legally available for the purchase of shares of Series B Preferred Stock under Delaware law and (ii) purchase any shares of Series B Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Put Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series B Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. Notwithstanding the foregoing, in the event a Holder exercises a Change of Control Put pursuant to this Section 9 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series B Preferred Stock subject to the Change of Control Put, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.
(h)    Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Put in a manner that is consistent with and gives effect to this Section 9, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Put Price in respect of shares of Series B Preferred Stock that have not been converted into Common Stock prior to the Change of Control Effective Date pursuant to Section 6, Section 7 or this Section 9, as applicable.
(i)    Deposit. With respect to any share of Series B Preferred Stock to be purchased by the Company pursuant to the Change of Control Put and which has been purchased in accordance with the provisions of this Section 9, or for which the Company has irrevocably deposited an amount equal to the Change of Control Put Price in respect of such share with the Transfer Agent (which amount the Transfer Agent shall hold in trust irrevocably for the holder of such share of Series B Preferred Stock), (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate other than the rights of the Holder thereof to receive the Change of Control Put Price therefor.

(j)    Treatment of Existing Credit Agreement. Notwithstanding anything in this Certificate of Designations to the contrary, but subject to the terms set forth herein, the Company shall not pay, and shall not be required to pay, any Change of Control Put Price unless the Obligations (as defined in the Existing Credit Agreement) are fully satisfied prior to or simultaneously with such payment of the Change of Control Put Price.
SECTION 10. Redemption. (a) Redemption at the Option of the Company.
(i)At any time on or after the five (5)-year anniversary of the Original Issuance Date, the Company shall have the right (the “Company Redemption Right”) to redeem, in whole but not in part, the shares of Series B Preferred Stock of any Holder outstanding at such time at a redemption price equal to (A) the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of the shares of Series B Preferred Stock to be redeemed plus (y) an amount equal to the Accrued Dividends with respect to such shares of Series B Preferred Stock as of the applicable Redemption Date (such price, the “Base Redemption Price”), multiplied by (B) (1) if the Redemption Date occurs at any time prior to the seventh (7th) anniversary of the Original Issuance Date, 105% or, (2) if the Redemption Date occurs at any time on or after the seventh (7th) anniversary of the Original Issuance Date, 100% (such price, the “Redemption Price”); provided that, the Company may not deliver a Notice of Company Redemption (as defined below) if the Current Market Price of the Common Stock on the applicable date exceeds the Conversion Price unless a Shelf Registration Statement that is required to be effective pursuant to the Registration Rights Agreement on such date shall be effective on such date with respect to the applicable Holder. Notwithstanding the foregoing, the Company will not exercise the Company Redemption Right, or otherwise send a Notice of Company Redemption in respect of the redemption of, any Series B Preferred Stock pursuant to this Section 10 unless the Company has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series B Preferred Stock called for redemption. The Redemption Price shall be payable in cash. Notwithstanding the foregoing, if any Holder has informed the Company in writing prior to any applicable Redemption Date that it desires to convert the shares of Series B Preferred Stock subject to a Notice of Company Redemption, but has not obtained or will not obtain (I) any required approval under the HSR Act or (II) any Required Regulatory Approvals, as applicable, to hold the number of shares of Common Stock into which such Holder’s shares of Series B Preferred Stock that are subject to Mandatory Conversion would be converted, such shares of Series B Preferred Stock shall be deemed Affected Shares for all purposes hereof from and after such Redemption Date and, subject to the last proviso of this sentence, shall not be redeemed under this Section 10; provided that within a reasonable period of time after obtaining such (I) approval under the HSR Act or (II) Required Regulatory Approvals (in each case, if such approval is sought by such Holder), as applicable, such Holder shall convert such Affected Shares into Common Stock (provided that the Conversion Rate for such conversion shall be the Conversion Rate as would have been in effect on the applicable Redemption Date); and provided, further, that if such shares are not so converted within six months after the applicable Redemption Date, such Affected Shares shall be again be subject to redemption under this Section 10 at the then applicable Redemption Price (based on the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) and Accrued Dividends of the applicable shares of Series B Preferred Stock as of the applicable initial Redemption Date upon which such shares became Affected Shares) and such Holder shall not have the right to further delay such redemption.

(ii)To exercise the Company Redemption Right pursuant to this Section 10(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to the Holders and the Transfer Agent at least ten (10) days prior to the Redemption Date designated therein for such redemption. The Notice of Company Redemption shall contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series B Preferred Stock. The Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in such Notice of Company Redemption, cash by wire transfer in an amount equal to the Redemption Price of the shares of Series B Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith.
(b)    Effect of Redemption. With respect to any share of Series B Preferred Stock which has not been converted by a Holder prior to the Redemption Date and has been specified to be redeemed by the Company pursuant to the Company Redemption Right and which has been redeemed in accordance with the provisions of this Section 10, or for which the Company has irrevocably deposited an amount equal to the Redemption Price in respect of such share with the Transfer Agent, then (i) Dividends (including Compounded Dividends) shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.
SECTION 11. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series B Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series B Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series B Preferred Stock, as if the respective Holders held such a number of shares of Common Stock into which the number of shares of Series B Preferred Stock held by such Holders are then convertible pursuant to Section 6(a) (without regard to any limitations on convertibility contained therein):
(i) The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 x (OS1 / OS0)
CR0    =    the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1    =    the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification
OS0    =    the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification
OS1    =    the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event
Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.
(ii) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(viii) shall apply)), options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the date such dividend, distribution or issuance is first announced, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:
CR1 = CR0 x [(OS0+X) / (OS0+Y)]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance
OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.
For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.
Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.
(iii) The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [(FMV + (SP1 x OS1)) / (SP1 x OS0)]
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the Expiration Date
CR1    =    the new Conversion Rate in effect immediately after the close of business on the Expiration Date
FMV    =    the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0    =    the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase
OS1    =    the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase
SP1    =    the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date
Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Rate is required under this Section 11(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).
In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.
(iv) The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii), (B) Distribution Transactions as to which Section 11(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(viii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [SP0 / (SP0 - FMV)]
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CR1    =    the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0    =    the Current Market Price as of the Record Date for such dividend or distribution
FMV    =    the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series B Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series B Preferred Stock, in respect of each share of Series B Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution
Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(v) The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:
CR1 = CR0 x [(FMV + MP0) / MP0]
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction
CR1    =    the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction
FMV    =    the product of (x) the number of shares or units of Capital Stock or equity interests distributed per share of Common Stock in the Distribution Transaction and (y) the arithmetic average of the volume-weighted average prices for a share or unit of such Capital Stock or equity interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the first Trading Day following the effective date of the Distribution Transaction

MP0    =    the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the first Trading Day following the effective date of the Distribution Transaction
Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).
(vi) The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [SP0 / (SP0 – C)]
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CR1    =    the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution
SP0    =    the Current Market Price as of the Record Date for such dividend or distribution
C    =    the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series B Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series B Preferred Stock, in respect of each share of Series B Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution
Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.
(vii)The Company issues shares of Common Stock or any other security convertible into, exercisable or exchangeable for Common Stock (such Common Stock or other security, “Equity-Linked Securities”) (other than in Excluded Issuances (as defined below) or a transaction to which Section 11(a)(i), Section 11(a)(ii), Section 11(a)(iv) or Section 11(a)(v) applies), for a consideration per share of Common Stock (or conversion, exercise or exchange price per share of Common Stock) less than the then-applicable

Conversion Price on the date the Company fixes the offering price (or conversion, exercise or exchange price) of Equity-Linked Securities, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(OS0 + A) / (OS0 + B)]
CR0    =    the Conversion Rate in effect immediately prior to the issuance of such Equity-Linked Securities
CR1    =    the new Conversion Rate in effect immediately after the issuance of such Equity-Linked Securities
OS0    =    the number of shares of Common Stock outstanding immediately prior to the issuance of such Equity-Linked Securities (treating for this purpose as outstanding all shares of Common Stock issuable upon (i) conversion of all convertible securities of the Company and (ii) exercise or vesting of any equity awards of the Company, including options and restricted stock units (using the treasury stock method as determined by the Company))
A    =    the maximum number of additional shares of Common Stock issued (or into which Equity-Linked Securities may be converted)
B    =    the number of shares of Common Stock (or into which such Equity-Linked Securities may be converted) that would have been issued assuming such additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to the Conversion Price (such amount determined by dividing the aggregate consideration receivable by the Company for the total number of shares of Common Stock to be issued (or into which such Equity-Linked Securities may be converted) by the Conversion Price immediately prior to the execution of the definitive agreement on pricing such shares (or such Equity-Linked Securities))
For purposes of this Section 11(a)(vii), the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Equity-Linked Securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities plus (y) the minimum aggregate amount, if any, payable upon conversion, exercise or exchange of any such Equity-Linked Securities into or for shares of Common Stock plus (z) the Fair Market Value of any consideration that consists all or in part of property other than cash; and “Excluded Issuances” means issuances of Common Stock or Equity-Linked Securities (i) as consideration for an acquisition of businesses and/or related assets, (ii) pursuant to employee benefit plans and compensation related arrangements approved by the Board, (iii) pursuant to any issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which shares of the Series B Preferred Stock participate or in connection with a stockholder rights plan, or (iv) in connection with the conversion, exercise or exchange of any Equity-Linked Security pursuant to its terms. Any adjustment made pursuant to this Section 11(a)(vii) shall become effective immediately upon the date of such issuance of such Common Stock or Equity-Linked Securities, as applicable.

Upon the expiration or termination of any unconverted, unexercised or unexchanged Equity-Linked Security which resulted in an adjustment to the Conversion Rate pursuant to this Section 11(a)(vii), the Conversion Rate shall be adjusted to such Conversion Rate that would be in effect if such Equity-Linked Security had never been issued. Notwithstanding anything to the contrary in this Certificate of Designations (but subject to the last sentence of Section 13(a)), no adjustment will be made to the Conversion Rate pursuant to this Section 11(a)(vii) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $0.91 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).
(viii)If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series B Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of Common Stock as described in Section 11(a)(ii) (without giving effect to the forty-five (45) calendar day limit on exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.
To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.
Notwithstanding anything to the contrary in this Section 11(a)(viii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series B Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.
(b)    Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.
(c)     When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.
(ii)    Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.
(iii)    No adjustment to the Conversion Rate will be made:
(A)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;
(B)upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs, including, without limitation, the Company’s 2016 Stock Incentive Plan and 2021 Omnibus Incentive Plan;
(C)except as expressly provided in Section 11, upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series A Preferred Stock and the Series B Preferred Stock; or
(D)for a change in the par value of the Common Stock.
(d)    Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Rate as so adjusted.
(e)    Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.
(f)    Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):
(i)compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and
(ii)provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.
(g)    Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series B Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series B Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.
(h)    Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series B Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series B Preferred Stock of such Holder that are being converted and/or issued on any single Conversion Date or Change of Control Purchase Date.

SECTION 12. Adjustment for Reorganization Events.
(a) Reorganization Events. In the event of:
(i)any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;
(ii)any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or
(iii)any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;
other than, in each case, any such transaction that constitutes a Change of Control (other than if the last sentence of Section 9(a) is implicated), with respect to which, for the avoidance of doubt, the provisions of Section 9 shall apply (each of which is referred to as a “Reorganization Event”), each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series B Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series B Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons or such Affiliate thereof. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.
(b)    Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of

Section 11 shall apply to any shares of Capital Stock received by the holders of the Common Stock in any such Reorganization Event.
(c)     Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.
(d)    Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series B Preferred Stock into Capital Stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.
SECTION 13. Voting Rights.
(a) General. The Holders have no voting rights except as expressly set forth herein or as otherwise provided by law; provided that Holders of shares of Series B Preferred Stock shall be entitled to vote with the holders of Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock, voting together as a single class, in connection with the requested approval of (i) a Change of Control transaction (to the extent such Change of Control transaction is submitted to a vote of the holders of the Common Stock) or (ii) the issuance of Capital Stock by the Company in connection with an acquisition by the Company (to the extent such issuance is submitted to a vote of the holders of the Common Stock); and provided, further, that Holders of Affected Shares shall be entitled to vote with the holders of Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock, voting together as a single class, in connection with the requested approval of any voluntary deregistration or delisting of the Common Stock (other than in connection with a Change of Control). On such matters on which the Holders are entitled to vote, each Holder shall be entitled to the number of votes, equal to the product of (i) the largest number of whole shares of Common Stock into which all shares of Series B Preferred Stock could be converted pursuant to Section 6 multiplied by (ii) a fraction the numerator of which is the number of shares of Series B Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series B Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws of the Company. Notwithstanding anything to the contrary contained in this Certificate of Designations, solely for purposes of determining the number of votes a Holder is entitled to under this Section 13(a) when entitled to vote with holders of Common Stock, no adjustment will be made to the Conversion Rate pursuant to Section 11(a)(vii) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $0.91 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations or similar events with respect to the Common Stock).

(b) Adverse Changes. The affirmative vote or consent of the Holders of at least a majority of the shares of Series B Preferred Stock outstanding at such time (other than, solely for the succeeding clauses (ii), (iii) and (iv), Affected Shares), voting together as a separate class, given in person or by proxy, either by consent without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:
(i)any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that would have an adverse effect on the rights, preferences, privileges or powers (including voting powers) of the Series B Preferred Stock or the Holder thereof;
(ii)any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Senior Stock or any other class or series of Capital Stock of the Company ranking senior to the Series B Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;
(iii)any increase or decrease in the authorized number of shares of Series B Preferred Stock or issuance of shares of Series B Preferred Stock other than the issuance of shares of Series B Preferred Stock not in excess of the initially authorized number of shares of Series B Preferred Stock; and
(iv)any voluntary deregistration or delisting of the Common Stock (other than in connection with a Change of Control);
provided, however, (A) that, with respect to any merger, consolidation or similar transaction in which the holders of the Series B Preferred Stock receive equity securities with rights, preferences, privileges and powers (including voting power) substantially the same as those of the Series B Preferred Stock and the provisions of the certificate of incorporation and bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect, in any material respect, on the rights, preferences, privileges or powers (including voting power) of the Series B Preferred Stock or the holders thereof, such holders shall not have any voting rights with respect to such amendment, alteration or repeal pursuant to clause (i) above and (B) that the authorization or creation of, or the increase in the number of authorized or issued shares of, or the reclassification of any security (other than the Series B Preferred Stock) into, or the issuance of, Junior Stock will not require the vote of the holders of the Series B Preferred Stock.
    For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation. Notwithstanding anything to the contrary in this Certificate of Designations, any amendment, alteration or repeal (whether by merger, consolidation, or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that adversely affects the Conversion Price, Conversion Rate, Liquidation Preference, the Change of Control Put right, the Mandatory Conversion Price or Change of Control Put Price shall not be effective as to the shares of Series B Preferred Stock held by any Holder without the consent of such Holder.
(c)    Each Holder of Series B Preferred Stock will have one vote per share on any matter on which Holders of Series B Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.
(d)    Except as otherwise set forth in this Certificate of Designations, the vote or consent of the Holders of a majority of the shares of Series B Preferred Stock outstanding at such time (other than Affected Shares), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the provisions of Section 9(h) of this Certificate of Designations, and any amendment or waiver of any of the provisions of Section 9(h) approved by such percentage of the Holders shall be binding on all of the Holders.
(e)    For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, the Holders of Series B Preferred Stock (other than Affected Shares) shall have the exclusive consent and voting rights set forth in Section 13(b) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series B Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders. Holders of Affected Shares shall have no voting rights other than as provided in Section 13(a) or Section 13(a)(b)(i).
SECTION 14. Preemptive Rights. The Holders shall not have any preemptive rights. The foregoing shall not limit any subscription right to participate in any issuance of new equity securities by the Company that the Holders may have as set forth in the Investment Agreement, the Series A Investment Agreement or any other agreement entered into by the Company.

SECTION 15. Term. Except as expressly provided in this Certificate of Designations, the shares of Series B Preferred Stock shall not be redeemable or otherwise mature and the term of the Series B Preferred Stock shall be perpetual.
SECTION 16. Creation of Capital Stock. Subject to Section 13(b)(ii) or Section 13(b)(iii), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.
SECTION 17. No Sinking Fund. Shares of Series B Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
SECTION 18. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series B Preferred Stock shall be Broadridge Corporate Issuer Solutions, Inc. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series B Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.
SECTION 19. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series B Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company.
(b)    Certificates Following Conversion. If physical certificates representing the Series B Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series B Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series B Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series B Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock formerly evidenced by the physical certificate.
SECTION 20. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series B Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series B Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b)    Withholding. All payments and distributions (or deemed distributions) on the shares of Series B Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.
(c)     Tax Treatment. Except as otherwise required by a change of law after the date hereof, it is intended that (i) the Series B Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code and the Treasury Regulations issued thereunder and (ii) no Holder shall be required to include in income as a dividend (including any deemed dividend) for U.S. federal income tax purposes any income or gain in respect of the Series B Preferred Stock unless and until Dividends are declared and paid in cash in respect of such Series B Preferred Stock.
SECTION 21. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at Bright Health Group, Inc., 8000 Norman Center Drive, Suite 1200, Minneapolis, MN 55437 (Attention: General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.
SECTION 22. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series B Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.
SECTION 23. Waiver. Except as otherwise set forth in this Certificate of Designations, notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series B Preferred Stock then outstanding; provided that any waiver that adversely affects the Conversion Price, Conversion Rate, Liquidation Preference, the Change of Control Put right, the Mandatory

Conversion Price or Change of Control Put Price shall not be effective as to the shares of Series B Preferred Stock held by any Holder without the consent of such Holder.

SECTION 24. Severability. If any term of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
SECTION 25. Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Company and the Investor Parties, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor Parties or any of their respective officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries (other than the Company and its Subsidiaries), or any of their respective designees on the Company’s Board and/or any of their respective representatives who, from time to time, may act as officers of the Company, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company. Any Person purchasing or otherwise acquiring any interest in any shares of Capital Stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 25. Neither the alteration, amendment or repeal of this Section 25, nor the adoption of any provision of the Certificate of Incorporation or this Certificate of Designations inconsistent with this Section 25, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 25 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 25, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Section 25 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 25 (including, without limitation, each portion of any paragraph of this Section 25 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 25 (including, without limitation, each such portion of any paragraph of this Section 25 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law. This Section 25 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under the Certificate of Incorporation, the Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this 17th day of October, 2022.

    BRIGHT HEALTH GROUP, INC.

    By:     /s/ Jeff Craig
    Name: Jeff Craig
Title: General Counsel and Corporate     Secretary

[Signature Page to Certificate of Designations]